Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Jamie Fulmer- (864) 342-5633
Director of Investor Relations
jfulmer@advanceamerica.net

Advance America Announces Operational Changes

SPARTANBURG, S.C., June 30, 2005 – Advance America, Cash Advance Centers, Inc. (NYSE: AEA) today announced various operational changes that it is making in certain of the states where it has operated as a marketing, processing, and servicing agent for Federal Deposit Insurance Corporation (FDIC) supervised institutions that offered payday cash advances.  The Company operated as an agent for FDIC-supervised lenders in Pennsylvania, Arkansas, North Carolina, Michigan, and Texas.

Beginning in July, the Company will act as a credit services organization (CSO) in the Company’s 208 centers in Texas.  As a CSO, the Company will offer a fee-based credit services package to assist its customers in Texas in trying to improve their credit and in obtaining an extension of consumer credit through a third-party lender.  In connection with its CSO services, the Company assists its customer in applying for a loan, provides a letter of credit to the lender in support of the loan, provides free financial tools, services, and information to help the customer with his or her personal finances, budgets, and credit ratings, and, if the customer chooses, reports repayment information to a consumer credit reporting agency.  Because the Company will be contractually obligated for all losses incurred by the third-party lender with respect to the loans the lender makes to its customers, the Company expects to record a pre-tax charge of approximately $2.4 million to increase its provision for excess agency losses by the amount of the loans to be made by the lender in Texas that the Company estimates will be uncollectible.  The Company also expects to incur in the third quarter of 2005 a pre-tax charge of approximately $700,000 relating to changes in signage for its Texas stores.

As of June 26, 2005, the Company discontinued its operations as an agent for a lending bank providing payday cash advances in the Company’s 86 centers in Michigan, and the Company began directly providing check-cashing services in those centers, whereby the Company cashes checks presented to it by its customers and defers presentment of those checks to the customer’s bank in exchange for a fee that varies based on whether the check presented is a government check, a payroll check, or a personal check.  In connection with discontinuing its agency business in Michigan, the Company purchased from the lending bank in Michigan approximately $8.4 million of payday cash advance accounts receivable, and expects to record a pre-tax charge of approximately $1.5 million to increase its provision for doubtful accounts by the amount of those accounts estimated to be uncollectible.

In Pennsylvania, Arkansas, and North Carolina, the Company will continue to act as an agent for a lending bank that is offering payday cash advances in compliance with the revised Payday Lending Guidance issued recently by the FDIC.  In addition, beginning in July 2005, the Company will also act as marketing, processing, and servicing agent with respect to installment loan products that will be offered by the lending banks in the Company’s 131 centers in Pennsylvania and Arkansas, and that may be offered by the lending bank in the Company’s 117 centers in North Carolina.

In connection with these various changes, the Company expects that it will retain approximately 60-80% of its revenue in the states where it will continue to act as a marketing, processing, and servicing agent for lending banks.  The Company’s operations in Pennsylvania, Arkansas, and North Carolina represented an aggregate of approximately 14.2% of the Company’s revenue in the quarter ended March 31, 2005.  The Company expects that its operating results in Michigan and Texas will be similar to those historically generated under the agency business model.  All of the Company’s expectations, however, are based upon assumptions regarding estimated consumer demand for installment loan, check-cashing, and consumer credit products and services; management and procedural issues relating to the implementation of these new products and services; and regulatory matters relating to these products and services.  Any and all of these assumptions may prove to be incorrect, and the Company’s actual future operating results may differ significantly.

About Advance America

Founded in 1997, Advance America, Cash Advance Centers, Inc. is the country’s leading payday cash advance services provider with over 2,500 centers in 35 states. Operating under the brand names Advance America and National Cash Advance, the Company offers convenient, less-costly, credit options to consumers whose needs are not met by traditional financial institutions.  The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance, our business strategy and expected developments in the payday cash advance services industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties and other factors, many of which are not under our control and may not even be predictable.  Therefore, the actual results could differ materially from our expectations as of today and any future results, performance or achievements expressed directly or impliedly by the forward-looking statements.  These factors include: the effect that compliance with the revised FDIC payday lending guidance may have on the lending banks and our results of operations from the agency business model; federal and state governmental regulation of payday cash advance services, consumer lending, and related financial services businesses; our ability to introduce and efficiently and profitably manage a new installment loan product, a credit services organization business, and a check-cashing business; customer demand and response to services and products offered at our payday cash advance, check-cashing, or credit service centers; the extent to which revised levels of underwriting analysis by the lending banks for installment loans may cause fewer customers to qualify for extensions of credit; the uncertainty of consumer and investor reception to our involvement with installment loan products, credit services, and check-cashing services; the accuracy of our estimates of payday cash advance, installment loan, or credit service losses; current and future litigation and regulatory proceedings against us, including but not limited to those against us in Florida, Georgia, and North Carolina; our relationships with the lending banks and with the banks party to our revolving credit facility; the possibility that we may have to permanently cease our operations in Georgia and North Carolina; theft and employee errors; the availability of adequate financing, suitable payday cash advance centers, and experienced management employees to implement our growth strategy; increases in interest rates, which would increase our borrowing costs; the fragmentation of the payday cash advance services industry and competition from various other sources, such as other payday cash advance providers, small loan providers, short-term consumer lenders, banks, savings and loans, and other similar financial services entities, as well as retail businesses that offer consumer loans or other products or services similar to those offered by us; and our lack of product and business diversification.  For a more detailed discussion of some of these factors, please refer to the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, a copy of which is available from the SEC, upon request from us, or by going to our website: www advanceamericacash.com.